SUBSCRIPTION AGREEMENT

CAREPAYMENT TECHNOLOGIES, INC.

This Subscription Agreement (this "Agreement"), dated effective March 31, 2011 (the "Effective Date"), is between Aequitas Holdings, LLC, an Oregon limited liability company ("Subscriber"), and CarePayment Technologies, Inc., an Oregon corporation (the "Company").

AGREEMENT

The parties agree as follows:

1.           Subscription.  Subject to the terms and conditions of this Agreement, Subscriber hereby subscribes for and purchases from the Company, and the Company hereby issues to Subscriber, 1,500,000 shares of the Company's Class B Common Stock (the "Shares") at $1.00 per Share for aggregate consideration of $1,500,000 (the "Purchase Price").  Subscriber will pay the Purchase Price concurrently with its execution and delivery of this Agreement.

2.           Representations of the Company.  The Company represents to Subscriber that:

2.1           Organization and Authority.  The Company (a) is duly incorporated and validly existing under the laws of the State of Oregon, (b) has all requisite corporate power and authority to own and operate its properties and assets and to conduct its business as presently conducted, and (c) has the requisite power and authority to execute and deliver this Agreement, issue the Shares and otherwise carry out its obligations under this Agreement.

2.2           Validity.  This Agreement constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to (a) the laws of bankruptcy and the laws affecting creditors' rights generally, and (b) the availability of equitable remedies.  The Shares are duly and validly authorized and, upon payment of the Purchase Price by Subscriber, will be fully paid and nonassessable.

3.           Representations and Warranties of Subscriber.  Subscriber represents to the Company that:

3.1           Authority.  All acts and conditions necessary for the authorization, execution, delivery and consummation by Subscriber of this Agreement and the transactions contemplated herein have been taken, performed and obtained.

3.2           Validity.  This Agreement constitutes the valid and legally binding obligation of Subscriber enforceable in accordance with its terms, subject to (a) the laws of bankruptcy and the laws affecting creditors' rights generally, and (b) the availability of equitable remedies.  Subscriber has full power and authority to execute, deliver and perform Subscriber's obligations under this Agreement.

3.3           Purchase Entirely for Own Account; Accredited Investor Status.  Subscriber is acquiring the Shares as an investment for its own account and not with a view to sell or otherwise distribute any part thereof.  Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the Shares in a manner contrary to the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.  Subscriber is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

Subscription Agreement

3.4           Restricted Securities.  Subscriber understands that (a) the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and (b) under such laws and applicable regulations, the Shares may be transferred or resold without registration under the Securities Act only in certain limited circumstances.

4.           Successors and Assigns.  This Agreement will bind and inure to the benefit of the parties and to their successors and assigns.

5.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon, without giving effect to its conflicts of laws principles.

6.           Counterparts.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

[Signature page follows]

Subscription Agreement

IN WITNESS WHEREOF, Subscriber and the Company have executed and delivered this Agreement as of the Effective Date.

SUBSCRIBER:	AEQUITAS HOLDINGS, LLC

	By:	/s/ Robert J. Jesenik
President

COMPANY:	CAREPAYMENT TECHNOLOGIES, INC.

	By:	/s/ James T. Quist
President

Subscription Agreement